Exhibit 99.2

FOR IMMEDIATE RELEASE

iSIGN ANNOUNCES CLOSING OF PUBLIC OFFERING

REDWOOD SHORES, CA, May 19, 2016 – iSign Solutions Inc. (OTCQB: “ISGN”) (“iSIGN” or the “Company”), a leading supplier of electronic signature and other software solutions enabling secure, cost-effective and paperless management of contracts and other document-based digital transactions, announced today the closing of its underwritten public offering of 690,000 shares of common stock at a public offering price of $1.74 per share and warrants to purchase 345,000 shares of common stock, with an exercise price of $2.175 per share, at a public offering price of $0.01 per warrant.  The Company raised gross cash proceeds of $1,204,050 before deducting underwriting discounts and commissions and other offering expenses.  iSIGN also granted the underwriters a 45-day option to purchase up to an additional 103,500 shares of common stock, warrants to purchase up to an additional 51,750 shares of common stock, or a combination thereof, in each case representing no more than 15% of the shares or warrants, as applicable, sold in the offering, solely to cover over-allotments, if any.  As a result of the consummation of the offering, each series of the Company’s outstanding preferred stock, including accrued and unpaid dividends through May 19, 2016, will be converted into shares of common stock.

iSIGN intends to use the net proceeds from the offering to expand its sales and marketing efforts, increase its product offerings, pay accrued and unpaid compensation due to officers, employees and/or their affiliated entities, and for working capital and general corporate purposes.

Axiom Capital Management, Inc. acted as the sole book-running manager for the offering.

A registration statement on Form S-1 relating to the offering was filed with the Securities and Exchange Commission and is effective.  A preliminary prospectus relating to the offering has been filed with the SEC and is available on the SEC's web site at http://www.sec.gov. Copies of the final prospectus relating to the offering, when available, may be obtained from the offices of Axiom Capital Management, Inc., 780 Third Avenue, 43rd Floor, New York, NY 10017, telephone: (212) 521-3848 or email: mjacobs@axiomcapital.com, or from the above-mentioned SEC website.

275 shoreline drive | suite 500 | redwood shores | ca 94065 | usa | +1.650.802.7888 t | +1.650.802.7777 f

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, these securities, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale is not permitted.

ABOUT iSIGN
iSIGN (formerly known as Communication Intelligence Corporation or CIC) is a leading provider of digital transaction management (DTM) software enabling fully digital (paperless) business processes. iSIGN’s solutions encompass a wide array of functionality and services, including electronic signatures, simple-to-complex workflow management and various options for biometric authentication. These solutions are available across virtually all enterprise, desktop and mobile environments as a seamlessly integrated software platform for both ad-hoc and fully automated transactions. iSIGN’s software platform can be deployed both on-premise and as a cloud-based service, with the ability to easily transition between deployment models. iSIGN is headquartered in Silicon Valley. iSIGN’s logo is a trademark of iSIGN.

FORWARD LOOKING STATEMENTS
Certain statements contained in this press release, including without limitation, statements containing the words “believes”, “anticipates”, “hopes”, “intends”, “expects”, and other words of similar import, constitute “forward looking” statements within the meaning of the Private Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors, which may cause actual events to differ materially from expectations.  Such factors include the following (1) technological, engineering, quality control or other circumstances which could delay the sale or shipment of products containing the company’s technology; (2) economic, business, market and competitive conditions in the software industry and technological innovations which could affect customer purchases of the company’s solutions; (3) the company’s inability to protect its trade secrets or other proprietary rights, operate without infringing upon the proprietary rights of others or prevent others from infringing on the proprietary rights of the company; and (4) general economic and business conditions.

Contact Information:

iSIGN
Investor Relations and Media Inquiries:
Andrea Goren
+1.650.802.7723
agoren@isignnow.com

275 shoreline drive | suite 500 | redwood shores | ca 94065 | usa | +1.650.802.7888 t | +1.650.802.7777 f